Exhibit 99.1

Molson Coors Reports Higher Underlying After-Tax Income and EBITDA for the First Quarter 2014

First Quarter 2014 Highlights (1)

  Worldwide beer volume: 11.9 million hectoliters, decreased 0.1%
  Net sales: $816.0 million, decreased 1.5%, but was up 0.3% on a constant currency basis
  U.S. GAAP net income from continuing operations attributable to MCBC: $165.3 million ($0.89 per diluted share), an increase of $135.9 million
  Underlying after-tax income: $102.2 million, increased 115.2% ($0.55 per diluted share)
  Underlying EBITDA (earnings before interest, taxes, depreciation and amortization): $251.2 million, increased 20.4%

DENVER & MONTREAL--(BUSINESS WIRE)--May 7, 2014--Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) today reported a 115.2 percent increase in underlying after-tax income for the first quarter 2014, driven by improved performance in all of its businesses, along with lower interest expense versus a year ago. U.S. GAAP net income from continuing operations attributable to MCBC increased $135.9 million due to strong underlying profit performance and an $81.2 million positive change in special and other non-core items in the quarter. (See Special and Other Non-Core Items below for details.) Worldwide beer volume decreased 0.1 percent, and net sales declined 1.5 percent in the first quarter of 2014.

Molson Coors president and chief executive officer Peter Swinburn said, “In the 1st quarter, Molson Coors more than doubled underlying after-tax income, grew underlying EBITDA more than 20%, and expanded gross, operating and after-tax margins. Underlying earnings per share also more than doubled. U.S. GAAP after-tax earnings increased more than $135 million versus a year ago. The improvement across our company was consistent, with each of our businesses achieving improved operating margins, pretax earnings and EBITDA performance in the quarter.”

Swinburn added, “Our strong focus on our core brands, portfolio shift to above premium and value creating innovation is paying dividends. This strategy is underpinned by our Profit After Capital Charge, or PACC model, which aligns our entire team and each of our cash-use decisions with our priorities."

Underlying EBITDA and Free Cash Flow

Underlying EBITDA reached $251.2 million in the first quarter, a 20.4 percent increase from a year ago.

Underlying free cash flow through the first quarter of 2014 was a cash use of $64.6 million due to normal seasonality. This represents an increase in cash used of $15.7 million from the prior year, driven by timing of working capital changes, partially offset by higher net income.

Foreign Exchange

The Company’s first quarter underlying consolidated pretax income includes a slight positive impact from foreign currency movements. Foreign currency was $2.8 million positive in Europe and $2.4 million negative in Canada.

Effective Income Tax Rates

The Company’s first quarter effective income tax rate was 3 percent on a reported basis and 5 percent on an underlying basis, with the difference driven by special and other non-core items. On an underlying basis, our effective tax rate was approximately 6 percentage points lower than prior year primarily due to the release of valuation allowances in Europe and the favorable resolution of uncertain tax positions in the quarter.

Debt

Total debt at the end of the first quarter was $3.79 billion, and cash and cash equivalents totaled $337.6 million, resulting in net debt of $3.46 billion, which is $685 million lower than the prior year.

First Quarter Business Segment Results

The following are the Company’s first quarter 2014 results by business segment:

United States Business (MillerCoors)(2)

Molson Coors underlying U.S. segment equity income increased 4.9 percent to $123.1 million in the quarter.

MillerCoors Operating and Financial Highlights

MillerCoors underlying net income for the quarter increased 7.4 percent to $291.9 million, driven by positive pricing and sales mix, cost savings, and lower marketing spending primarily due to timing differences versus last year.

MillerCoors domestic sales to retailers (STRs) declined 3.4 percent for the quarter. Domestic sales to wholesalers (STWs) decreased 3.0 percent. Domestic net revenue per hectoliter, which excludes contract brewing and company-owned-distributor sales, grew 3.3 percent primarily due to favorable net pricing and positive brand mix. Total company net revenue per hectoliter, including contract brewing and company-owned distributor sales, increased 3.4 percent. Third-party contract brewing volumes decreased 4.5 percent.

Cost of goods sold (COGS) per hectoliter increased 3.8 percent, driven by commodity and brewery inflation, lower volume and higher costs associated with brand innovation. Marketing, general and administrative (MG&A) expense decreased 6.4 percent, driven primarily by timing of media investments and lower employee-related expenses.

Depreciation and amortization expenses for MillerCoors in the first quarter were $79.1 million, and additions to tangible and intangible assets totaled $107.2 million.

Canada Business

Canada underlying pretax income increased 20.5 percent to $35.3 million in the quarter and increased 28.7 percent on a constant currency basis. Higher net pricing and lower MG&A expense drove the increase in Canada, despite lower volume in the quarter. A decrease in the Canadian dollar versus the U.S. dollar resulted in a $2.4 million negative foreign exchange impact on underlying pretax income in the quarter.

STRs decreased 5.7 percent on a reported basis in the first quarter, driven by weak consumer demand and promotional challenges, as well as our change to a Gregorian calendar and the loss of the Modelo brands this year. Excluding the Modelo brands from our results this year and last year(3), our market share declined approximately one-half share point. First quarter sales volume for Molson Coors Canada decreased 5.5 percent on a reported basis. Net sales per hectoliter increased 1.5 percent in local currency, driven by positive net pricing.

COGS per hectoliter increased 0.7 percent in local currency, driven by fixed-cost deleverage and brewing and material inflation, partially offset by cost savings. MG&A expense decreased 10.2 percent in local currency, driven by results of cost savings initiatives and overhead cost reductions, along with a year-over-year difference in the timing of marketing and sales spending.

Europe Business

Europe underlying pretax income increased $21.5 million to $16.2 million in the quarter, driven by volume growth, cost savings, and a $2.8 million benefit from favorable foreign currency movements.

Europe sales volume increased 5.6 percent, due to strong execution and favorable weather this year. In the first quarter, we grew or maintained volume in all of our markets in the region, with the exception of Serbia. Europe net sales per hectoliter decreased 2.7 percent in local currency primarily due to negative channel, customer and brand mix.

COGS per hectoliter decreased 8.0 percent in local currency as a result of cost savings, fixed-cost leverage from higher volumes, and lower logistics expenses.

MG&A expenses decreased 7.0 percent in local currency, due to lower overhead costs and an $11.3 million non-core gain related to the favorable resolution of an indirect-tax audit (excluded from Europe underlying pretax income), partially offset by increased marketing and sales investments.

International Business

The International segment posted an underlying pretax loss of $3.0 million in the first quarter, an improvement of $2.2 million from a year ago, due to strong volume and profit growth in Mexico and Latin America, improved performance in China, and lower overhead expenses.

Total International sales volume, including royalty volume, increased 13.7 percent, primarily due to strong Coors Light growth in Mexico and Latin America and the addition of the Australia market, partially offset by industry weakness in our Ukraine and Russia license markets. Net sales per hectoliter increased 6.8 percent, driven by higher net pricing in China, the addition of Australia, and contract brewing sales in India.

COGS per hectoliter increased 6.5 percent, due to the addition of Australia and contract brewing volume in India. International MG&A expense decreased 2.0 percent, driven by lower overhead expenses.

Corporate

Underlying Corporate pretax expenses totaled $65.1 million for the first quarter, a $16.4 million improvement versus the prior year driven by lower interest expense due to debt repayments and lower G&A costs.

Change in Interim Period Accounting for Advertising Expenses

Effective the first quarter of 2014, we changed our policy for recognizing advertising expenses during interim periods and have applied this change retrospectively. The change in interim accounting affects the timing of advertising expenses over interim periods but has no impact on full year results. We have provided the impact to fiscal year 2013 quarterly results on our investor relations website.

Special and Other Non-Core Items

The following special and other non-core items have been excluded from underlying pretax earnings.

During the quarter, Molson Coors recognized special items resulting in a net $52.5 million pretax benefit. This benefit was largely driven by $63.2 million received from Modelo for the early termination of the Modelo Molson joint venture in Canada. This receipt was partially offset by a charge of $4.9 million related to the accelerated amortization of the remaining carrying value of the Modelo brand intangible asset in Canada. Additionally, we recognized charges of $5.8 million during the quarter related to restructuring programs.

During the quarter, MillerCoors reported $0.7 million in restructuring-related special charges. Our portion of these charges is $0.3 million at our 42 percent economic ownership share.

Other non-core items resulted in $10.9 million of pretax income, which was primarily driven by an $11.3 million gain associated with the release of an indirect-tax reserve in Europe, partially offset by unrealized mark-to-market losses on commodity hedges.

2014 First Quarter Conference Call

Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s 2014 first quarter results. The Company will provide a live webcast of the earnings call.

The Company will also host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts and institutional investors at 2:00 p.m. Eastern Time. Both webcasts will be accessible via the Company’s website, www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on August 6, 2014. The Company will post this release and related financial statements on its website today.

Upcoming Investor Webcasts

The Company will host online, real-time webcasts in May and June at the following events:

Gavin Hattersley, Molson Coors CFO, will present at the Goldman Sachs Global Staples Summit in New York on Tuesday, May 13, 2014, at 10:05 a.m. Eastern Time.

The Company will host its Annual Meeting of Stockholders on Wednesday, June 4, 2014, at 1:00 p.m. Eastern time. The meeting will take place in Denver at the Ritz Carlton Hotel.

The Company will host a presentation to financial analysts in New York on Wednesday, June 25, 2014. The presentation is scheduled for 2:00 p.m. to 3:30 p.m. Eastern time. Company executives participating in the New York presentation will include Molson Coors CEO Peter Swinburn and CFO Gavin Hattersley.

Live webcasts of all three investor events will be accessible via the Molson Coors Brewing Company website, www.molsoncoors.com, on the Investors page. An online replay of the presentation webcasts will be available within two hours after the presentations.

Footnotes:

(1) The Company calculates non-GAAP underlying after-tax income, underlying EBITDA and underlying free cash flow by excluding special and other non-core items from the nearest U.S. GAAP performance measure, which is net income from continuing operations attributable to MCBC for both underlying after-tax income and underlying EBITDA and net cash provided by operating activities for underlying free cash flow. For further details regarding these adjustments, please see the section “Special and Other Non-Core Items,” along with tables for reconciliations to the nearest U.S. GAAP measures. Unless otherwise indicated, all $ amounts are in U.S. Dollars and all quarterly comparative results are for the Company’s fiscal first quarter ended March 31, 2014, compared to the fiscal first quarter ended March 30, 2013. Additionally, all per-hectoliter calculations exclude contract brewing and non-owned factored beverage volume in the denominator but include the financial impact of these sales in the numerator, unless otherwise indicated.

(2) MillerCoors, a U.S. joint venture of Molson Coors Brewing Company and SABMiller plc, was launched on July 1, 2008. Molson Coors has a 42 percent economic interest in MillerCoors, which is accounted for using the equity method. Molson Coors’ interest in MillerCoors results, along with certain adjustments under U.S. GAAP, is reflected in “Equity Income in MillerCoors.” This release includes reconciliation from MillerCoors Net Income to Molson Coors Brewing Company Equity Income in MillerCoors and Non-GAAP U.S. Segment Underlying Pretax Income (see Table 6).

(3) Excludes the Modelo brands from our Canada STR results in first quarter 2014 and the prior year period. The Company terminated on February 28, 2014, its joint venture that sold the Modelo brands in Canada, and control of the brands reverted to Anheuser-Busch InBev.

Overview of Molson Coors

Molson Coors Brewing Company is one of the world’s largest brewers. The Company’s operating segments include Canada, the United States, Europe, and Molson Coors International (MCI). The Company has a diverse portfolio of owned and partner brands, including signature brands Carling, Coors Light, Molson Canadian and Staropramen. Molson Coors is listed as the beverage industry sector leader on the 2013/2014 Dow Jones Sustainability World Index (W1SGITRD), the most recognized global benchmark of sustainability among global corporations. For more information on Molson Coors Brewing Company, visit the company’s website, www.molsoncoors.com.

About Molson Coors Canada Inc.

Molson Coors Canada Inc. (MCCI) is a subsidiary of Molson Coors Brewing Company. MCCI Class A and Class B exchangeable shares offer substantially the same economic and voting rights as the respective classes of common shares of MCBC, as described in MCBC’s annual proxy and 10-K filings with the U.S. Securities and Exchange Commission. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, impact of competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; pension plan costs; availability or increase in the cost of packaging materials; our ability to maintain manufacturer/distribution agreements; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate our Central Europe business; changes in legal and regulatory requirements, including the regulation of distribution systems; increase in the cost of commodities used in the business; our ability to maintain brand image, reputation and product quality; our ability to maintain good labor relations; changes in our supply chain system; additional impairment charges; the impact of climate change and the availability and quality of water; risks relating to operations outside North America; success of our joint ventures; lack of full-control over the operations of MillerCoors; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year-ended December 31, 2013, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliations to Nearest U.S. GAAP Measure

Molson Coors Brewing Company and Subsidiaries
Table 1: Underlying After-Tax Income
($ In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 30, 2013(1)
U.S. GAAP: Income from continuing operations attributable to MCBC, net of tax	$165.3	$29.4
Per diluted share	$0.89	$0.16
Add/(less):
Pretax special items, net	(52.5)	1.5
42% of MillerCoors special items, net of tax(2)	0.3	—
Acquisition and integration related costs(3)	—	1.8
Unrealized mark-to-market (gains) and losses(4)	0.4	19.8
Other non-core items(5)	(11.3)	(1.2)
Tax effects on non-GAAP items	—	(3.8)
Non-GAAP: Underlying after-tax income	$102.2	$47.5
Per diluted share	$0.55	$0.26
(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

(2)	Included in Equity Income in MillerCoors.

(3)	Included in Marketing, General and Administrative Expenses.

(4)	In Q1 2014, $0.5 million gain included in Other Income (Expense), net and $0.9 million loss included in Cost of Goods Sold. In Q1 2013, $0.4 million gain included in Cost of Goods Sold, $29.7 million loss included in Interest Expense and $9.5 million net gain included in Other Income (Expense), net.

(5)	In Q1 2014, $11.3 million gain included in Marketing, General and Administrative Expenses. In Q1 2013, $1.2 million gain included in Other Income (Expense), net.

Molson Coors Brewing Company and Subsidiaries
Table 2: Underlying Pretax Income (Loss)
($ In millions)
(Unaudited)

	Business					Total
	Canada	U.S.	Europe	MCI	Corporate	Consolidated
U.S. GAAP: 2014 1st Q income (loss) from continuing operations before income taxes	$88.3	$122.8	$27.0	$(3.0)	$(65.5)	$169.6
Add/(less):
Pretax special items, net	(53.0)	—	0.5	—	—	(52.5)
42% of MillerCoors special items, net of tax(1)	—	0.3	—	—	—	0.3
Unrealized mark-to-market (gains) and losses(2)	—	—	—	—	0.4	0.4
Other non-core items(3)	—	—	(11.3)	—	—	(11.3)
Non-GAAP: 2014 1st Q underlying pretax income (loss)	$35.3	$123.1	$16.2	$(3.0)	$(65.1)	$106.5
Percent change 2014 1st Q vs. 2013 1st Q underlying pretax income (loss)	20.5%	4.9%	N/M	42.3%	20.1%	94.7%
U.S. GAAP: 2013 1st Q income (loss) from continuing operations before income taxes(4)	$28.4	$117.4	$(5.2)	$(5.2)	$(102.6)	$32.8
Add/(less):
Pretax special items, net	2.1	—	(0.9)	—	0.3	1.5
Acquisition and integration related costs(5)	—	—	0.8	—	1.0	1.8
Unrealized mark-to-market (gains) and losses(2)	—	—	—	—	19.8	19.8
Other non-core items(3)	(1.2)	—	—	—	—	(1.2)
Non-GAAP: 2013 1st Q underlying pretax income (loss)	$29.3	$117.4	$(5.3)	$(5.2)	$(81.5)	$54.7
N/M = not meaningful
(1)	Included in Equity Income in MillerCoors.

(2)	In Q1 2014, $0.5 million gain included in Other Income (Expense), net and $0.9 million loss included in Cost of Goods Sold. In Q1 2013, $0.4 million gain included in Cost of Goods Sold, $29.7 million loss included in Interest Expense and $9.5 million net gain included in Other Income (Expense), net.

(3)	In Q1 2014, $11.3 million gain included in Marketing, General and Administrative Expenses. In Q1 2013, $1.2 million gain included in Other Income (Expense), net.

(4)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

(5)	Included in Marketing, General and Administrative Expenses.

Molson Coors Brewing Company and Subsidiaries
Table 3: Underlying EBITDA
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 30, 2013(1)	% change
U.S. GAAP: Net income attributable to MCBC from continuing operations	$165.3	$29.4	462.2%
Add: Net income (loss) attributable to noncontrolling interests	(0.5)	1.4	(135.7)%
U.S. GAAP: Net income (loss) from continuing operations	$164.8	$30.8	435.1%
Add: Interest expense (income), net	35.4	74.9	(52.7)%
Add: Income tax expense (benefit)	4.8	2.0	140.0%
Add: Depreciation and amortization	81.2	80.2	1.2%
Adjustments included in underlying income(2)	(63.4)	21.9	N/M
Adjustments to arrive at underlying EBITDA(3)	(4.9)	(29.7)	(83.5)%
Adjustments to arrive at underlying EBITDA related to our investment in MillerCoors(4)	33.3	28.5	16.8%
Non-GAAP: Underlying EBITDA	$251.2	$208.6	20.4%

N/M = Not meaningful
(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

(2)	Includes adjustments to non-GAAP underlying income within the table above related to special and non-core items.

(3)	Represents adjustments to remove amounts related to interest, depreciation and amortization included in the adjustments to non-GAAP underlying income above, as these items are added back adjustments to net income attributable to MCBC from continuing operations.

(4)	Adjustments to our equity income from MillerCoors, which include our proportionate share of MillerCoors' interest, income tax, depreciation and amortization, specials, and amortization of the difference between the MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors.

Molson Coors Brewing Company and Subsidiaries
Table 4: Underlying Free Cash Flow
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 30, 2013
U.S. GAAP: Net Cash Provided by Operating Activities	$149.7	$118.4
Less: Additions to properties(1)	(65.3)	(68.3)
Less: Investment in MillerCoors(1)	(354.9)	(331.8)
Add: Return of capital from MillerCoors(1)	259.5	222.4
Add: Cash impact of Special items(2)	(57.1)	8.2
Add: Costs related to the Central Europe Acquisition(3)	—	2.2
Add: MillerCoors investments in businesses(4)	1.3	—
Add: MillerCoors cash impact of Special items(4)	2.2	—
Non-GAAP: Underlying Free Cash Flow	$(64.6)	$(48.9)

(1)	Included in net cash used in investing activities.

(2)	Included in net cash provided by operating activities and primarily reflects cash received for the early termination of MMI, as well as costs paid for restructuring activities.

(3)	Included in net cash provided by operating activities and reflects acquisition and integration costs paid.

(4)	Amounts represent our proportionate 42% share of the cash flow impacts.

MillerCoors LLC
Table 5: Underlying Net Income Attributable to MillerCoors
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
U.S. GAAP: Net income attributable to MillerCoors	$291.2	$271.9
Add: Special items, net	0.7	—
Less: Tax effect of adjustments to arrive at underlying after-tax income	—	—
Non-GAAP: Underlying net income attributable to MillerCoors	$291.9	$271.9

Molson Coors Brewing Company and Subsidiaries
Table 6: Underlying Equity Income in MillerCoors
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 30, 2013
U.S. GAAP: Net Income Attributable to MillerCoors	$291.2	$271.9
Multiply: MCBC economic interest (%) in MillerCoors	42%	42%
MCBC proportionate share of MillerCoors net income	$122.3	$114.2
Add: Amortization of the difference between MCBC contributed cost basis and the underlying equity in net assets of MillerCoors(1)	1.1	1.2
Add: Share-based compensation adjustment(2)	(0.6)	2.0
U.S. GAAP: Equity Income in MillerCoors	$122.8	$117.4
Add: Proportionate share of MillerCoors special items	0.3	—
Less: Tax effect on special items	—	—
Non-GAAP: Underlying Equity Income in MillerCoors	$123.1	$117.4

(1)	Our net investment in MillerCoors is based on the carrying values of the net assets contributed to the joint venture, which is less than our proportionate share of underlying equity (42%) of MillerCoors (contributed by both Coors Brewing Company and Miller Brewing Company) by $665.1 million as of March 31, 2014. This basis difference, with the exception of certain non-amortizing items (goodwill, land, etc.), is being amortized as additional equity income over the remaining useful lives of the contributed long-lived amortizing assets.

(2)	The net adjustment is to eliminate all share-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller Brewing Company employees employed by MillerCoors.

Molson Coors Brewing Company and Subsidiaries
Table 7: Constant Currency Results: Constant Currency Reporting Net Sales, U.S. GAAP Pretax
Income and Underlying Pretax Income

U.S. GAAP: Net Sales (In millions)

	Three Months Ended
			Reported %	Foreign	Constant Currency
			Increase	Exchange	% Increase
	March 31, 2014	March 30, 2013	(Decrease)	Impact ($)	(Decrease)
Canada	$347.1	$395.6	(12.3)%	$(33.2)	(3.9)%
Europe	437.6	406.4	7.7%	19.4	2.9%
MCI	32.2	27.0	19.3%	(1.1)	23.3%
Corporate	0.3	0.3	—%	—	—%
Eliminations(1)	(1.2)	(0.8)	50.0%	—	50.0%
Molson Coors Consolidated Total	$816.0	$828.5	(1.5)%	$(14.9)	0.3%

(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)

	Three Months Ended
			Reported %	Foreign	Constant Currency
			Increase	Exchange	% Increase
	March 31, 2014	March 30, 2013(1)	(Decrease)	Impact ($)	(Decrease)
MillerCoors (42% portion)	$122.8	$117.4	4.6%	$—	4.6%
Canada	88.3	28.4	210.9%	(7.9)	238.7%
Europe	27.0	(5.2)	N/M	3.2	N/M
MCI	(3.0)	(5.2)	42.3%	0.1	40.4%
Corp	(65.5)	(102.6)	36.2%	0.3	35.9%
Molson Coors Consolidated Total	$169.6	$32.8	417.1%	$(4.3)	430.2%

N/M = Not meaningful
(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Non-GAAP: Underlying Pretax Income (In millions)

	Three Months Ended
			Reported %	Foreign	Constant Currency
			Increase	Exchange	% Increase
	March 31, 2014	March 30, 2013(1)	(Decrease)	Impact ($)	(Decrease)
MillerCoors (42% portion)	$123.1	$117.4	4.9%	$—	4.9%
Canada	35.3	29.3	20.5%	(2.4)	28.7%
Europe	16.2	(5.3)	N/M	2.8	N/M
MCI	(3.0)	(5.2)	42.3%	0.1	40.4%
Corp	(65.1)	(81.5)	20.1%	(0.1)	20.2%
Molson Coors Consolidated Total	$106.5	$54.7	94.7%	$0.4	94.0%

N/M = Not meaningful
(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Constant currency is a non-GAAP measure utilized by Molson Coors management to measure performance, excluding the impact of foreign currency movements. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. This information is non-GAAP and should be viewed as a supplement to (not a substitute for) our reported results of operations under U.S. GAAP. We calculate the impact of foreign exchange on net sales, pretax income and non-GAAP underlying pretax income using the following steps:

1.	Multiply our current period local currency operating results (that also include the impact of the comparable prior-period currency hedging activities) by the weighted average foreign exchange rates used to translate the financial statements in the comparable prior year period. The result is the current-period operating results in U.S. dollars, as if foreign exchange rates had not changed from the prior-year period.

2.	Subtract the result in #1 from the unadjusted current-period reported operating result in U.S. dollars (U.S. GAAP measure). This difference reflects the impact of foreign currency translational gains/losses included in the current-period results.

3.	Determine the amount of actual non-operating foreign currency gains/losses realized as a result of hedging activities and activities transacted in a currency other than the functional currency of each legal entity.

4.	Add the results of steps 2 and 3 above. This sum equals the total impact of foreign currency translational gains/losses and realized gains/losses from foreign currency transactions. This is the value shown in the “Foreign Exchange $ Impact” column within the table above.

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"), we also present pretax and after-tax "underlying income," "underlying income per diluted share," "underlying effective tax rate," and "underlying free cash flow," which are non-GAAP measures and should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We also present underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") as a non-GAAP measure. Our management uses underlying income, underlying income per diluted share, underlying EBITDA, underlying effective tax rate and underlying free cash flow as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that underlying income, underlying income per diluted share, underlying EBITDA, underlying effective tax rate and underlying free cash flow performance are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. These adjustments consist of special items from our U.S. GAAP financial statements as well as other non-core items, such as acquisition and integration related costs, unrealized mark-to-market gains and losses, and gains and losses on sales of non-operating assets, included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Worldwide Beer Volume

Molson Coors Brewing Company and Subsidiaries
Table 8: Worldwide Beer Volume
(In millions of hectoliters)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 30, 2013	% Change
Financial Volume	5.913	5.750	2.8%
Royalty Volume	0.300	0.261	14.9%
Owned Volume	6.213	6.011	3.4%
Proportionate Share of Equity Investment Sales to Retail(1)	5.705	5.921	(3.6)%
Total Worldwide Beer Volume	11.918	11.932	(0.1)%

(1)	Reflects the addition of Molson Coors Brewing Company's proportionate share of equity method investments (MillerCoors and Modelo Molson) sales to retail for the periods presented.

U.S. GAAP Measures

Molson Coors Brewing Company and Subsidiaries
Table 9: Condensed Consolidated Statements of Operations
($ In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 30, 2013(1)
Volume in hectoliters	5.913	5.750
Sales	$1,178.3	$1,184.8
Excise taxes	(362.3)	(356.3)
Net sales	816.0	828.5
Cost of goods sold	(523.2)	(547.1)
Gross profit	292.8	281.4
Marketing, general and administrative expenses	(263.9)	(293.9)
Special items, net	52.5	(1.5)
Equity income in MillerCoors	122.8	117.4
Operating income (loss)	204.2	103.4
Interest income (expense), net	(35.4)	(74.9)
Other income (expense), net	0.8	4.3
Income (loss) from continuing operations before income taxes	169.6	32.8
Income tax expense	(4.8)	(2.0)
Net Income (loss) from continuing operations	164.8	30.8
Income (loss) from discontinued operations, net of tax	(1.9)	(0.9)
Net income (loss) including noncontrolling interests	162.9	29.9
Less: Net (income) loss attributable to noncontrolling interests	0.5	(1.4)
Net income (loss) attributable to MCBC	$163.4	$28.5

Basic net income (loss) attributable to MCBC per share:
From continuing operations	$0.90	$0.16
From discontinued operations	(0.01)	—
Basic net income per share	$0.89	$0.16

Diluted net income (loss) attributable to MCBC per share:
From continuing operations	$0.89	$0.16
From discontinued operations	(0.01)	—
Diluted net income per share	$0.88	$0.16

Weighted average shares - basic	184.3	181.7
Weighted average shares - diluted	185.5	182.9

Dividends per share	$0.37	$0.32

Amounts attributable to MCBC
Net income (loss) from continuing operations, net of tax	$165.3	$29.4
Income (loss) from discontinued operations, net of tax	(1.9)	(0.9)
Net income (loss) attributable to MCBC	$163.4	$28.5

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Molson Coors Brewing Company and Subsidiaries
Table 10: Canada Segment Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 30, 2013(1)
Volume in hectoliters	1.563	1.654
Sales	$455.6	$522.0
Excise taxes	(108.5)	(126.4)
Net sales	347.1	395.6
Cost of goods sold	(216.7)	(249.1)
Gross profit	130.4	146.5
Marketing, general and administrative expenses	(96.0)	(117.0)
Special items, net	53.0	(2.1)
Operating income (loss)	87.4	27.4
Other income (expense), net	0.9	1.0
Income (loss) before income taxes	$88.3	$28.4

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

Molson Coors Brewing Company and Subsidiaries
Table 11: Europe Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 30, 2013(1)
Volume in hectoliters(2)	4.085	3.868
Sales(2)	$685.8	$632.4
Excise taxes	(248.2)	(226.0)
Net sales(2)	437.6	406.4
Cost of goods sold	(286.0)	(281.2)
Gross profit	151.6	125.2
Marketing, general and administrative expenses	(126.2)	(130.2)
Special items, net	(0.5)	0.9
Operating income (loss)	24.9	(4.1)
Interest income, net	1.1	1.2
Other income (expense), net	1.0	(2.3)
Income (loss) before income taxes	$27.0	$(5.2)

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

(2)	Reflects gross segment sales and for Q1 2014 includes intercompany sales to MCI of 0.013 million hectoliters and $1.2 million of net sales. Q1 2013 includes intercompany sales to MCI of 0.021 million hectoliters and $0.8 million of net sales. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries
Table 12: Molson Coors International Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 30, 2013(1)
Volume in hectoliters	0.278	0.249
Sales	$37.8	$30.9
Excise taxes	(5.6)	(3.9)
Net sales	32.2	27.0
Cost of goods sold(2)	(20.8)	(17.5)
Gross profit	11.4	9.5
Marketing, general and administrative expenses	(14.4)	(14.7)
Special items, net	—	—
Operating income (loss)	(3.0)	(5.2)
Other income (expense), net	—	—
Income (loss) before income taxes	$(3.0)	$(5.2)

(1)	Amounts have been adjusted to reflect the change in interim accounting for advertising expenses.

(2)	Reflects gross segment amounts and for Q1 2014 and Q1 2013 includes intercompany cost of goods sold from Europe of $1.2 million and $0.8 million, respectively. The offset is included within Europe net sales. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries
Table 13: Corporate Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 30, 2013
Volume in hectoliters	—	—
Sales	$0.3	$0.3
Excise taxes	—	—
Net sales	0.3	0.3
Cost of goods sold	(0.9)	(0.1)
Gross profit	(0.6)	0.2
Marketing, general and administrative expenses	(27.3)	(32.0)
Special items, net	—	(0.3)
Operating income (loss)	(27.9)	(32.1)
Interest expense, net	(36.5)	(76.1)
Other income (expense), net	(1.1)	5.6
Income (loss) before income taxes	$(65.5)	$(102.6)

MillerCoors LLC (1)
Table 14: Results of Operations
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
Volume in hectoliters(2)	16.488	17.032
Sales	$2,050.1	$2,056.7
Excise taxes	(259.7)	(268.4)
Net sales	1,790.4	1,788.3
Cost of goods sold	(1,094.1)	(1,088.7)
Gross profit	696.3	699.6
Marketing, general and administrative expenses	(398.1)	(425.1)
Special items, net	(0.7)	—
Operating income	297.5	274.5
Interest income (expense), net	(0.3)	(0.5)
Other income (expense), net	0.3	0.8
Income before income taxes	297.5	274.8
Income tax expense	(1.9)	(0.4)
Net income	295.6	274.4
Less: Net income attributable to noncontrolling interests	(4.4)	(2.5)
Net income attributable to MillerCoors	$291.2	$271.9

(1)	Economic ownership of MillerCoors is 58% held by SABMiller and 42% held by Molson Coors. See Table 6 for a reconciliation from Net Income Attributable to MillerCoors to Molson Coors Equity Income in MillerCoors, and to U.S. Segment Underlying Pretax Income (Non-GAAP).

(2)	Includes contract brewing and company-owned-distributor sales, which are excluded from our worldwide beer volume calculation.

Molson Coors Brewing Company and Subsidiaries
Table 15: Condensed Consolidated Balance Sheets
($ In millions, except par value)
(Unaudited)

	As of
	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$337.6	$442.3
Accounts receivable, net	552.1	603.6
Other receivables, net	161.3	124.4
Inventories:
Finished	179.6	133.2
In process	24.4	23.3
Raw materials	42.6	36.9
Packaging materials	16.6	11.9
Total inventories	263.2	205.3
Other current assets, net	123.7	111.7
Deferred tax assets	46.4	50.4
Total current assets	1,484.3	1,537.7
Properties, net	1,936.2	1,970.1
Goodwill	2,394.7	2,418.7
Other intangibles, net	6,652.3	6,825.1
Investment in MillerCoors	2,608.5	2,506.5
Deferred tax assets	15.7	38.3
Notes receivable, net	23.0	23.6
Other assets	251.1	260.1
Total assets	$15,365.8	$15,580.1
Liabilities and equity
Current liabilities:
Accounts payable and other current liabilities	$1,267.0	$1,410.3
Deferred tax liabilities	167.3	138.1
Current portion of long-term debt and short-term borrowings	630.4	586.9
Discontinued operations	7.1	6.8
Total current liabilities	2,071.8	2,142.1
Long-term debt	3,162.3	3,213.0
Pension and post-retirement benefits	436.5	462.6
Deferred tax liabilities	932.5	911.4
Unrecognized tax benefits	56.5	92.7
Other liabilities	63.5	77.2
Discontinued operations	18.0	17.3
Total liabilities	6,741.1	6,916.3
Molson Coors Brewing Company stockholders' equity
Capital stock:
Preferred stock, no par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, $0.01 par value per share (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, $0.01 par value per share (authorized: 500.0 shares; issued: 167.9 shares and 167.2 shares, respectively)	1.7	1.7
Class A exchangeable shares, no par value (issued and outstanding: 2.9 shares and 2.9 shares, respectively)	108.5	108.5
Class B exchangeable shares, no par value (issued and outstanding: 18.9 shares and 19.0 shares, respectively)	712.4	714.1
Paid-in capital	3,777.6	3,747.6
Retained earnings	4,328.4	4,233.2
Accumulated other comprehensive income (loss)	(6.6)	154.9
Class B common stock held in treasury at cost (7.5 shares and 7.5 shares, respectively)	(321.1)	(321.1)
Total Molson Coors Brewing Company stockholders' equity	8,600.9	8,638.9
Noncontrolling interests	23.8	24.9
Total equity	8,624.7	8,663.8
Total liabilities and equity	$15,365.8	$15,580.1

Molson Coors Brewing Company and Subsidiaries
Table 16: Condensed Consolidated Statements of Cash Flows
($ In millions)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 30, 2013
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$162.9	$29.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81.2	80.2
Amortization of debt issuance costs and discounts	1.6	7.3
Share-based compensation	8.3	11.1
Loss (gain) on sale or impairment of properties and other assets, net	1.2	1.4
Deferred income taxes	0.5	1.3
Equity income in MillerCoors	(122.8)	(117.4)
Distributions from MillerCoors	122.8	117.4
Equity in net income of other unconsolidated affiliates	(4.2)	(1.1)
Distributions from other unconsolidated affiliates	11.1	11.7
Excess tax benefits from share-based compensation	(2.0)	(1.6)
Unrealized (gain) loss on foreign currency fluctuations and derivative instruments, net	(1.8)	19.1
Change in current assets and liabilities and other	(111.0)	(41.8)
(Gain) loss from discontinued operations	1.9	0.9
Net cash provided by operating activities	149.7	118.4
Cash flows from investing activities:
Additions to properties	(65.3)	(68.3)
Proceeds from sales of properties and other assets	1.7	3.7
Investment in MillerCoors	(354.9)	(331.8)
Return of capital from MillerCoors	259.5	222.4
Loan repayments	2.2	2.6
Loan advances	(16.7)	(2.5)
Net cash used in investing activities	(173.5)	(173.9)
Cash flows from financing activities:
Exercise of stock options under equity compensation plans	20.2	27.2
Excess tax benefits from share-based compensation	2.0	1.6
Dividends paid	(68.2)	(58.2)
Payments for purchase of noncontrolling interest	(0.2)	(0.2)
Payments on long-term debt and capital lease obligations	(46.9)	—
Proceeds from short-term borrowings	20.9	5.9
Payments on short-term borrowings	(12.5)	(13.8)
Payments on settlement of derivative instruments	(65.2)	—
Net proceeds from (payments on) revolving credit facilities and commercial paper	(41.8)	(1.2)
Change in overdraft balances and other	111.5	3.5
Net cash used in financing activities	(80.2)	(35.2)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	(104.0)	(90.7)
Effect of foreign exchange rate changes on cash and cash equivalents	(0.7)	(21.8)
Balance at beginning of year	442.3	624.0
Balance at end of period	$337.6	$511.5

CONTACT:
Molson Coors Brewing Company
News Media
Colin Wheeler, 303-927-2443
or
Investor Relations
Dave Dunnewald, 303-927-2334